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                                                                      EXHIBIT 16

                        [LETTERHEAD OF GRANT THORNTON]

August 6, 1996



Securities and Exchange Commission
Washington, D.C. 20549

Re:     Imperial Thrift and Loan Association
        File No. 0-26960

Dear Sir or Madam:

We have read Item 4(a) of the Form 8-K of Imperial Thrift and Loan Association dated August 6, 1996, and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP